Exhibit 5.1

September 25, 2006

Board of Trustees
Kite Realty Group Trust
30 S. Meridian Street
Suite 1100
Indianapolis, IN 46204

Ladies and Gentlemen:

          We are acting as counsel to Kite Realty Group Trust, a Maryland real estate investment trust (the “Company”), in connection with its registration statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission relating to the proposed public offering of up to 2,000,000 common shares of beneficial interest, par value $.01 per share, of the Company (the “Shares”), which may be offered and sold from time to time pursuant to the Company’s Dividend Reinvestment and Share Purchase Plan. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

          For purposes of this opinion letter, we have examined copies of the following documents (the “Documents”):

1.	An executed copy of the Registration Statement.

2.

The Articles of Amendment and Restatement of the Declaration of Trust of the Company (the “Declaration of Trust”), as certified by the Maryland State Department of Assessments and Taxation on September 8, 2006 and by the Secretary of the Company on the date hereof as being complete, accurate, and in effect.

Board of Trustees
Kite Realty Group Trust
September 25, 2006

3.	The Amended and Restated Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

4.

Resolutions of the Board of Trustees of the Company adopted at a meeting held on August 4, 2005, as certified by the Secretary of the Company on the date hereof as being complete, accurate, and in effect, relating to the issuance and sale of the Shares and arrangements in connection therewith.

          In our examination of the aforesaid Documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the accuracy and completeness of all of the Documents, the authenticity of all originals of the Documents and the conformity to authentic original documents of all of the Documents submitted to us as copies (including telecopies).  We have also assumed that the Shares will not be issued in violation of the ownership limits contained in the Company’s Declaration of Trust. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

          This opinion letter is based as to matters of law solely on the applicable provisions of Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended.  We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations.  As used herein, the term “Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended” includes the applicable statutory provisions contained therein, all applicable provisions of the Maryland Constitution and reported judicial decisions interpreting these laws.

          Based upon, subject to and limited by the foregoing, we are of the opinion that when issued and delivered in the manner and on the terms described in the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

          This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the date of this opinion letter.

Board of Trustees
Kite Realty Group Trust
September 25, 2006

          We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement.  In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

/s/ HOGAN & HARTSON L.L.P.

HOGAN & HARTSON L.L.P.